Exhibit 4.10

Pursuant to 17 CFR 229.601(b)(2)(ii), confidential information (indicated by [***]) has been omitted from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Deed

Poplar Grove Coal Mine
Amending Deed – Term facility agreement

Hartshorne Mining Group, LLC. (as Borrower)

Paringa Resources Limited (as Parent)

Each party listed in Schedule 1 (as Guarantors)

Tribeca Global Resources Credit Pty Ltd (as Agent)

Global Loan Agency Services Australia Nominees Pty Ltd (as Security Trustee)

ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia GPO Box 4227 Sydney NSW 2001 Australia	T +61 2 9225 5000 F +61 2 9322 4000 herbertsmithfreehills.com DX 361 Sydney

Contents

	Table of contents

1	Definitions and interpretation		3
	1.1	Definitions	3
	1.2	Interpretation	3
	1.3	Incorporated definitions	3
	1.4	Finance Document	3
	1.5	Deed components	3
	1.6	Agent’s capacity	3

2	Amendment		3
	2.1	Amendment to Facility Agreement	3
	2.2	Amendments not to affect validity, rights, obligations	4
	2.3	Confirmation	4
	2.4	Guarantor acknowledgments	4

3	Representations and Warranties		4

4	General		4

	4.1	Notices	4
	4.2	Governing law and jurisdiction	5
	4.3	Further action	5
	4.4	Costs and expenses	5
	4.5	Stamp duty	5
	4.6	Counterparts	5
	4.7	Attorneys	5

	Schedule 1

	Guarantors

	Schedule 2

	Amendment to Facility Agreement

	Signing page		6

Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited.

Amending Deed - Term facility agreement              Contents 1

Amending Deed - Term facility agreement

Date ► Between the parties	2019
Borrower	Hartshorne Mining Group, LLC
Parent	Paringa Resources Limited ABN 44 155 933 010
Guarantors	Each party listed in Schedule 1
Agent	Tribeca Global Resources Credit Pty Ltd ABN 18 630 267 337
Security Trustee	Global Loan Agency Services Australia Nominees Pty Ltd ACN 608 945 008
Recitals	1 The parties are party to the Facility Agreement. 2 The parties wish to amend the Facility Agreement in the manner set out in this deed.
This deed witnesses:	that, for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

Amending Deed - Term facility agreement              page 2

1	Definitions and interpretation

1.1	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning
Effective Date	the date of this deed.
Facility Agreement	the document entitled ‘Term facility agreement’ dated 24 April 2019 between, among others, the Borrower, the Parent, each Guarantor, the Agent and the Security Trustee.

1.2	Interpretation

Clauses 1.3 (Interpretation), 1.4 (Inclusive expressions), 1.5 (Business Day), 1.9 (Security Trust Deed) and 1.10 (Capacity of Security Trustee) of the Facility Agreement apply to this deed as if set out in full in this deed, with any necessary changes, including as if references in those clauses to ‘this agreement’ were to ‘this deed’.

1.3	Incorporated definitions

A word or phrase, other than one defined in clause 1.1, defined in the Facility Agreement has the same meaning when used in this deed.

1.4	Finance Document

This deed is a ‘Finance Document’ for the purpose of the Facility Agreement.

1.5	Deed components

This deed includes any schedule.

1.6	Agent’s capacity

The Agent enters into this deed in its capacity as agent under the Finance Documents and on behalf of the Original Lenders in accordance with clause 21.7(b) (Variation) of the Facility Agreement.

2	Amendment

2.1	Amendment to Facility Agreement

(a)	The Facility Agreement is amended as set out in Schedule 2.

Amending Deed - Term facility agreement              page 3

(b)	The amendments to the Facility Agreement take effect on and from the Effective Date and any reference to the Facility Agreement (however defined) in any Finance Document (except for this deed) is to be read as referring to the Facility Agreement as amended by this deed.

2.2	Amendments not to affect validity, rights, obligations

(a)	This deed is intended only to vary the Facility Agreement and not to terminate, discharge, rescind, replace or restate it.

(b)	The amendments to the Facility Agreement in clause 2.1 do not affect the validity or enforceability of the Facility Agreement or any other Finance Document.

(c)	Nothing in this deed:

(1)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Facility Agreement or any other Finance Document before the Effective Date; or

(2)	discharges, releases or otherwise affects any liability or obligation arising under the Facility Agreement or any other Finance Document before the Effective Date.

2.3	Confirmation

(a)	On and with effect from the Effective Date, each party is bound by the Facility Agreement as amended by this deed.

(b)	Each party acknowledges and agrees that this deed is a ‘Finance Document’ as defined in, and for all purposes under, the Facility Agreement.

2.4	Guarantor acknowledgments

Each Guarantor confirms that its obligations under its Guarantee in the Facility Agreement continue to apply despite the amendments contemplated or effected by this deed.

3	Representations and Warranties

The Borrower and each Guarantor represents and warrants that each Repeating Representation given by it in the Facility Agreement is true in respect of the facts and circumstances subsisting as at the date of this deed.

4	General

4.1	Notices

A notice given under this deed must be given in accordance with clause 21.3 (Notices) of the Facility Agreement.

Amending Deed - Term facility agreement              page 4

4.2	Governing law and jurisdiction

The governing law and dispute resolution provision set forth in clause 21.4 (Governing law and jurisdiction) of the Facility Agreement apply to this deed as if set out in full in this deed and as if references in those clauses to ‘this agreement’ were to ‘this deed’.

4.3	Further action

Each party must do all things and execute all further documents necessary to give full effect to this deed and the transactions contemplated by it.

4.4	Costs and expenses

The Borrower must pay all reasonable costs and expenses of the Finance Parties in relation to the negotiation, preparation, execution, delivery, stamping and completion of this deed.

4.5	Stamp duty

The Borrower must pay any stamp duty or similar Tax which is payable in connection with the execution or performance of this deed.

4.6	Counterparts

(a)	This deed may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this deed by signing any counterpart.

4.7	Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Amending Deed - Term facility agreement              page 5

Signing page

Executed as a deed

Borrower

Signed sealed and delivered by Hartshorne Mining Group, LLC

sign here ►	/s/ Gregory Swan
Authorised representative

print name	Gregory Swan

Parent and Guarantor

	Signed sealed and delivered by Paringa Resources Limited by its attorney		in the presence of

sign here ►	/s/ Gregory Swan	sign here ►	/s/ Dylan Browne
	Attorney		Witness

print name	Gregory Swan	print name	Dylan Browne

Guarantor

	Signed sealed and delivered by Hartshorne Coal Mining Pty Ltd by its attorney		in the presence of

sign here ►	/s/ Gregory Swan	sign here ►	/s/ Dylan Browne
	Attorney		Witness

print name	Gregory Swan	print name	Dylan Browne

Guarantor

	Signed sealed and delivered by HCM Resources Pty Ltd by its attorney		in the presence of

sign here ►	/s/ Gregory Swan	sign here ►	/s/ Dylan Browne
	Attorney		Witness

print name	Gregory Swan	print name	Dylan Browne

Guarantor

Signed sealed and delivered by Hartshorne Holdings, LLC

sign here ►	/s/ Gregory Swan
Authorised representative

print name	Gregory Swan

Guarantor

Signed sealed and delivered by Hartshorne Land, LLC

sign here ►	/s/ Gregory Swan
Authorised representative

print name	Gregory Swan

Guarantor

Signed sealed and delivered by Hartshorne Mining, LLC

sign here ►	/s/ Gregory Swan
Authorised representative

print name	Gregory Swan

Agent

Signed sealed and delivered by Tribeca Global Resources Credit Pty Ltd by

sign here ►	/s/ Margot Branson	sign here ►	/s/ Haydn Smith
	Company Secretary		Director

print name	Margot Branson	print name	Haydn Smith

Security Trustee

	Signed sealed and delivered for Global Loan Agency Services Australia Nominees Pty Ltd by its attorney under power of attorney dated 1 May 2018		in the presence of

sign here ►	/s/ Deborah Macdonald	sign here ►	/s/ Kate White
	Attorney		Witness

print name	Deborah Macdonald	print name	Kate White